Exhibit 10.9

UNIT RESTRICTION AGREEMENT

This Unit Restriction Agreement is entered into as of <<DATE>> by and between Brilliant Earth, LLC, a Delaware limited liability company (the “Company”), and <<NAME>> (the “Employee”).

Introduction

The Company is issuing to the Employee on the date hereof (the “Effective Date”) xx,xxx Class M Units (collectively, the “Units”), as defined and described in the Limited Liability Company Agreement of the Company, as amended, modified or supplemented from time to time (the “LLC Agreement”). The parties intend for the Units to be treated as “profits interests” for U.S. Federal income tax purposes. It is a condition of the issuance of the Units that the Employee enter into this Agreement. Capitalized terms used in this Agreement without definition shall have the meanings given to them in the LLC Agreement.

NOW, THEREFORE, in consideration of services to be rendered by the Employee to the Company and its Subsidiaries and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Issuance and Forfeiture of Units.

(a) Issuance of Units. The Company hereby issues to the Employee, and the Employee hereby accepts from the Company, the Units.

(b) Acceptance of LLC Agreement. Employee (i) acknowledges receipt of a copy of the LLC Agreement, (ii) agrees to be bound by all of the terms and conditions of the LLC Agreement as a Member (as defined in the LLC Agreement), (iii) shall sign the counterpart signature page to the LLC Agreement attached as Exhibit A at the same time Employee signs this Agreement and (iv) authorizes the Company to attach a copy of such signature page to the LLC Agreement, or counterparts thereof.

(c) Distribution Threshold. The Distribution Threshold (as defined in the LLC Agreement) for the Units is $x.xx per Unit.

(d) Forfeiture. As of the Effective Date, 100% of the Units shall be subject to a risk of forfeiture. The Units shall vest, and the risk of forfeiture thereon shall lapse as set forth in Section 2 below. In the event the Employee terminates service with the Company for any reason, any Units which have not vested on or prior to such date will be deemed automatically, without further action by any party, to be forfeited and returned to the Company and will no longer be outstanding. The Employee shall cause all such forfeited Units to be free and clear of all liens, restrictions, security interests and encumbrances, except for restrictions under applicable securities laws, this Agreement and the LLC Agreement.

2. Vesting.

(a) Time Based Vesting. <<Insert Vesting Schedule>>

(b) Limitations. The effect on the vesting of the Units of a Company-approved leave of absence or an Employee’s reduction in hours of employment or service shall be determined by the Company’s Chief Executive Officer or other person performing that function or, with respect to directors or executive officers, by the Board, whose determination shall be final.

(c) Termination of Employment. Notwithstanding any other provision in this Agreement to the contrary:

(i) The vesting of Units is contingent upon Employee remaining a full time employee through the applicable vesting date. No Units will vest after the termination of Employee’s employment for any reason.

(ii) If Employee’s employment is terminated prior to a Sale for any reason, then the portion of the Units which had vested as of the termination date shall remain vested and the portion of the Units which have not vested will be deemed automatically, without further action by any party, to be forfeited and returned to the Company and will no longer be outstanding.

(iii) Notwithstanding anything to the contrary contained in this Agreement, any Units which are not vested at the effective date of a Sale shall be deemed to have been forfeited to the Company without the need for further action by the Company or the Employee.

(d) Miscellaneous. Any Units that do not vest upon the first Sale to occur after the Effective Date shall never vest. The determination of whether Units vest or do not vest shall be made in good faith by the Management Board, which determination shall be final and binding upon all parties. This is an Equity Agreement as defined in the LLC Agreement.

3. Repurchase of Units.

(a) General. If the Employee’s employment is terminated for any reason, the Company shall have the right to acquire from the Employee (or the Employee’s estate) any or all of the Employee’s then vested Units in accordance with the terms of this Section 3.

(b) Exercise of Repurchase Option. The Company must exercise its repurchase option prior to the closing of a Sale. The Company shall exercise the repurchase option by delivery of written notice to the Employee indicating the number of Units the Company has elected to repurchase and the aggregate purchase price for such Units (the “Repurchase Notice”).

(c) Purchase Price. The amount payable by the Company for each Unit to be repurchased shall be the fair market value of such Unit as of the date of termination of the Employee’s employment or, if the Company’s exercises its repurchase option more than one year after the date of termination of employment, as of the date of the Repurchase Notice (the “Fair Value”). The Management Board shall determine in good faith the Fair Value of the Units, and such determination shall be final and binding.

(d) Closing of Repurchase. The closing of the repurchase shall take place at the offices of the Company’s counsel, or at such other location designated by the Company, within thirty (30) days after the delivery of the Repurchase Notice. At the closing, the Employee shall execute and deliver to the Company instruments of transfer, in form and substance satisfactory to the Company, sufficient to transfer the purchased Units to the Company free and clear of all liens, restrictions, security interests and encumbrances (except for restrictions under applicable securities laws), against the simultaneous delivery to the Employee of the purchase price therefor in accordance with Section 3(e) below. If, however, the Fair Value of the Units is not a positive value, then the Units shall be automatically canceled without the need for a closing or any other action by the Company or the Employee.

(e) Payment. The Company will pay the purchase price for the purchased Units by check or wire transfer of immediately available funds, setting off against any obligation of the Employee to any Related Company, or any combination of the foregoing. If, however, the Company is prohibited from purchasing the Units in the manner described in the prior sentence under the provisions of any debt or financing agreement, document or instrument entered into by the Company or any of its Subsidiaries (collectively, the “Financing Documents”) or under applicable law, the Company may purchase such Units by delivery of an unsecured, subordinated promissory note, which will mature upon the earlier of (i) a Sale or (ii) one (1) month after the date that the Company is no longer prohibited from purchasing the Units in the manner described in the first sentence of this Section 3(e) under the provisions of any Financing Documents, and accrue interest at a rate per annum equal to 10%, compounded annually (the “Repurchase Note”). The Repurchase Note shall be in form and substance reasonably satisfactory to the Company.

(f) Right to Withdraw. The Company may, at any time, withdraw its request to repurchase any Units without liability.

4. Restrictions on Transfer; Transferees of Employee. The Employee shall not transfer (as defined in the LLC Agreement) any Units (except to the Company) unless such transfer is made in compliance with the LLC Agreement and this Agreement. The Employee shall not transfer any Units unless the person or entity so acquiring such Units shall first become a signatory to this Agreement, agreeing to be bound by all the terms of this Agreement and the LLC Agreement to the same extent as though such person or entity were the Employee. All Units transferred pursuant to this Section shall remain subject to the restrictions and terms contained herein in the hands of the transferee as if such Units were still held by the Employee. The forfeiture of Units hereunder shall include the forfeiture of a proportionate number of Units from the Employee and each of the Employee’s transferees. The Employee shall not transfer any Units into the public markets unless such Units have become fully vested and are no longer subject to any risk of forfeiture under this Agreement. Any transfer made in violation of this Agreement shall be null and void and of no effect whatsoever.

5. Conversion; Reclassification. Upon the conversion of Units into shares of common stock of the Company’s corporate successor pursuant to the terms of the LLC Agreement or otherwise, this Agreement shall continue in effect with such adjustments as are appropriate to reflect the corporate form of the Company’s successor, as determined by the Board. In the event any distribution of securities, interests or other property of the Company, or any reclassification, recapitalization, reorganization or similar transaction affecting the Company’s outstanding Interests, any securities, interests or other property which by reason of such transaction are distributed with respect to any Units subject to this Agreement shall immediately be subject to all of the restrictions set forth in this Agreement.

6. Binding Effect. Subject to the transfer restrictions contained herein, this Agreement shall be binding upon, and inure to the benefit of, the Company and the Employee and their respective heirs, estate, legal representatives, successors and assigns.

7. Entire Agreement; Amendments. This Agreement and the LLC Agreement contain the full, final and exclusive statement of the agreement of the parties hereto with respect to the matters contained herein. This Agreement may be amended or modified only by an instrument in writing signed by the Company and the Employee. No party shall be deemed to waive any rights hereunder unless such waiver is in writing and signed by such party. A waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

8. Governing Law; Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its conflict of laws principles. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement.

9. Counterparts. This Agreement may be executed in any number of counterparts, and with counterpart signature pages, including facsimile or portable document format (.PDF) counterpart signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. No Employment Rights. Nothing contained in this Agreement shall be construed or deemed to require any Related Company to continue the employment of the Employee for any period.

11. Investment Representations. The representations, warranties and agreements contained in Section 9.16 (titled “Securities Laws Matters”) of the LLC Agreement are hereby incorporated herein by reference as if fully set forth in this Agreement and made by the Employee.

12. Notices. All notices, demands and communications under this Agreement shall be made in accordance with Section 9.10 (titled “Notices”) of the LLC Agreement. Employee’s address for notice purposes shall be the Employee’s current home address as set forth in the Company’s records.

13. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT.

14. Code Section 83(b) Election. The acquisition of the Units pursuant to this Agreement may result in adverse tax consequences that may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The Employee shall make an election pursuant to Code Section 83(b) within thirty (30) days after the date on which the Employee accepts the Units. An explanatory letter and Code Section 83(b) election form are attached as Exhibit B. The Employee acknowledges that it is his or her sole responsibility, and not that of the Company, any Related Company or their respective representatives, to file a timely election under Code Section 83(b), even if the Employee requests the Company or its representatives to make this filing on his or her behalf.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument as of the date first above written.

The Company:

BRILLIANT EARTH, LLC

By:
Name: Eric Grossberg
Title: Co-CEO

The Employee:

<<Name>>

EXHIBIT A

BRILLIANT EARTH, LLC

Additional Signature Page To Limited Liability Company Agreement

Reference is made to the Limited Liability Company Agreement of Brilliant Earth, LLC, as amended (the “LLC Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the LLC Agreement.

This document is being delivered to Brilliant Earth, LLC (the “Company”) pursuant to Section 1(b) of my Unit Restriction Agreement with the Company and Section 6.4 of the LLC Agreement.

By execution and delivery of this signature page, I (i) acknowledge receipt of a copy of the LLC Agreement, (ii) agree to be bound by all of the terms and conditions of the LLC Agreement as a Member, and (iii) authorize this signature page to be attached to the LLC Agreement, or counterparts thereof.

This document is effective as of the date that I first received Units in the Company.

Name: <<Name>>

Acknowledged by BRILLIANT EARTH, LLC

By:
Name: Eric Grossberg
Title: Co-CEO

EXHIBIT B

INSTRUCTIONS FOR FILING 83(B) ELECTION

BRILLIANT EARTH, LLC

To file an 83(b) Election, you need to do the following:

1.	Fill out the accompanying form with all required information.

2.

Send a copy of the form to the office where you normally file your Federal income tax returns. The form should be sent by certified mail to such office, return receipt requested, for receipt no later than 30 days after you have acquired your limited liability company interests. If you miss this date, the election will be invalid and you will never get the benefits of making the election.

3.	Deliver a copy of your 83(b) Election to Brilliant Earth, LLC.

4.	Include a copy of your 83(b) Election with your Federal income tax return for 2020.

Election Under Section 83(b) of the Internal Revenue Code

Pursuant to the provisions of Section 83(b) of the Internal Revenue Code, the undersigned (the “Taxpayer”) hereby elects to include in gross income, for the taxable year set forth below, the excess, if any, of the fair market value of the property described below (valued as of the time of transfer) over the amount (if any) paid therefor. Pursuant to the provisions of Section 1.83-2(e)(7) of the Treasury regulations, the Taxpayer hereby states that copies of this election have been furnished to the persons described in Section 1.83-2(d) of such regulations.

(1) Name of Taxpayer:	<<Name>>

(2) Address of Taxpayer:

(3) Social Security Number:

(4) Description of Property Covered by Election:	xxxx Class M Units in Brilliant Earth, LLC

(5) Date Property Transferred:	<<Date>>

(6) Taxable Year for which Election is Made:	2020

(7) Fair Market Value of Property at Time of Transfer:	$0 (Profits Interest-Rev. Proc. 93-27)

(8) Amount Paid for Property:	$0

(9) Nature of Restrictions to which Property is Subject:	The Units are subject to vesting and forfeiture restrictions.

Dated: ___________ ___, 2020	Signature of Taxpayer